Exhibit 10(a)

               Written Consent of Sutherland Asbill & Brennan LLP


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                               [S.A.B. Letterhead]








                                 April 19, 2000





Board of Directors

Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway

St. Petersburg, FL 33716


               RE:    WRL Series Annuity Account

                      WRL Freedom Access

                      File No. 333-84773/811-5672


Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective and review of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-84773) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP



                                By:    /s/ Stephen E. Roth
                                       ----------------------------
                                       Stephen E. Roth